Exhibit 10.89

TRANSMISSION

MESSAGE ID	:	20131216G0000005
MESSAGE STATUS	:	CON

MESSAGE HEADER

SENDER	:	NACFKRSEXXX
NONGHYUP BANK (FORMERLY KNOWN AS NATIONAL AGRICULTURAL COOPERATIVE FEDERATION)

RECEIVER	:	HSBCSGSGXXX
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE

MESSAGE TYPE	:	MT760 [ GUARANTEE ]

MESSAGE TEXT

SEQUENCE OF TOTAL	27	:	1/1

TRANSACTION REFERENCE NUMBER	20	:	G03UC312XD00139

FURTHER IDENTIFICATION	23	:	ISSUE

DATE	30	:	131216

APPLICABLE RULES	40C	:	OTHR/THE LAWS OF ENGLAND

DETAILS OF GUARANTEE	77C	:

DEED OF GUARANTEE

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NO. : G03UC312XD00139

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DATE : DECEMBER 16, 2013

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GENTLEMEN:

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WE, NONGHYUP BANK JONGN01-GA CORPORATE BANKING RM CENTER, 8F, YOUNGPOONG BLDG 41. CHEONGGYECHEON-RO, JONGNO-GU, SEOUL, REPUBLIC OF KOREA, HEREBY OPEN OUR IRREVOCABLE LETTER OF GUARANTEE NUMBER G03UC312XD00139 (THIS ‘GUARANTEE’) IN FAVOUR OF NAVIG8 CRUDE TANKERS INC, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MARSHALL ISLANDS AND HAVING ITS PRINCIPAL OFFICE AT TRUST COMPANY COMPLEX, AJELTAKE ROAD, AJELTAKE ISLAND, MAJURO, MARSHALL ISLANDS MH 96960(HEREINAFTER CALLED THE ‘BUYER’) FOR ACCOUNT OF HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., SAMHO, KOREA (HEREINAFTER CALLED THE ‘BUILDER’) AS FOLLOWS IN CONNECTION WITH THE SHIPBUILDING CONTRACT DATED DECEMBER 12, 2013 (HEREINAFTER

CALLED ‘CONTRACT’) MADE BY AND BETWEEN THE BUYER AND THE BUILDER FOR THE CONSTRUCTION OF 300,000 DWT CLASS CRUDE OIL CARRIER HAVING THE BUILDER’S HULL NO. S768 (HEREINAFTER CALLED THE ‘VESSEL’).

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IF, IN CONNECTION WITH THE TERMS OF THE CONTRACT, THE BUYER SHALL BECOME ENTITLED TO A REFUND OF THE ADVANCE PAYMENT MADE TO THE BUILDER PRIOR TO THE DELIVERY OF THE VESSEL, WE HEREBY IRREVOCABLY, UNCONDITIONALLY AND ABSOLUTELY GUARANTEE, AS PRIMARY OBLIGOR AND NOT MERELY AS SURETY, TO YOU, YOUR SUCCESSORS AND ASSIGNEES, THE REPAYMENT OF THE SAME TO THE BUYER WITHIN THIRTY (30) DAYS AFTER DEMAND NOT EXCEEDING USD 19,060,000 (SAY U.S. DOLLARS NINETEEN MILLION SIXTY THOUSAND ONLY)TOGETHER WITH INTEREST THEREON AT THE RATE OF SIX PER CENT (6PCT) PER ANNUM FROM THE DATE FOLLOWING THE DATE OF RECEIPT BY THE BUILDER TO THE DATE OF REMITTANCE BY TELEGRAPHIC TRANSFER OF SUCH REFUND.

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THE AMOUNT OF THIS GUARANTEE WILL BE AUTOMATICALLY INCREASED UPON THE BUILDER’S RECEIPT OF THE RESPECTIVE INSTALMENT, NOT MORE THAN THREE (3) TIMES, EACH TIME BY THE AMOUNT OF SUCH INSTALMENT PLUS INTEREST THEREON AS PROVIDED IN THE CONTRACT, BUT IN ANY EVENTUALITY THE AMOUNT OF THIS GUARANTEE SHALL NOT EXCEED THE TOTAL SUM OF USD 47,650,000 (SAY U.S. DOLLARS FORTY SEVEN MILLION SIX HUNDRED FIFTY THOUSAND ONLY) PLUS INTEREST THEREON AT THE RATE OF SIX PER CENT (6PCT) PER ANNUM FROM THE DATE FOLLOWING THE DATE OF THE BUILDER’S RECEIPT OF EACH INSTALMENT TO THE DATE OF REMITTANCE BY TELEGRAPHIC TRANSFER OF THE REFUND. HOWEVER, IN THE EVENT OF CANCELLATION OF THE CONTRACT BEING BASED ON DELAYS DUE TO FORCE MAJEURE AS PROVIDED UNDER ARTICLE VIII OF THE CONTRACT, THE INTEREST RATE OF REFUND SHALL BE REDUCED TO FOUR PER CENT (4PCT) PER ANNUM AS PROVIDED IN ARTICLE X.5 OF THE CONTRACT FOR THE PERIODS AFFECTED BY SUCH DELAYS.

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THE PAYMENT BY US UNDER THIS GUARANTEE SHALL BE MADE(SUBJECT TO THE THIRD PARAGRAPH HEREOF) AGAINST THE BUYER’S FIRST WRITTEN DEMAND AND SIGNED STATEMENT CERTIFYING THAT THE BUYER’S DEMAND FOR REFUND HAS BEEN MADE IN CONFORMITY WITH ARTICLE X OF THE CONTRACT AND THE BUILDER HAS FAILED TO MAKE THE REFUND WITHIN THIRTY (30) DAYS AFTER THE BUYER’S DEMAND. REFUND SHALL BE MADE TO THE BUYER BY TELEGRAPHIC TRANSFER IN UNITED STATES DOLLARS. ALL PAYMENTS UNDER THIS GUARANTEE SHALL BE MADE WITHOUT ANY SET-OFF OR COUNTERCLAIM AND WITHOUT ANY DEDUCTION OR WITHHOLDING FOR OR ON ACCOUNT OF ANY TAXES, DUTIES OR CHARGES WHATSOEVER UNLESS WE ARE COMPELLED BY LAW TO DEDUCT OR WITHHOLD THE SAME, IN WHICH CASE WE SHALL MAKE THE MINIMUM DEDUCTION OR WITHHOLDING PERMITTED AND WILL PAY TO YOU SUCH ADDITIONAL AMOUNTS AS MAY BE NECESSARY

IN ORDER THAT THE NET AMOUNT RECEIVED BY YOU AFTER SUCH DEDUCTION OR WITHHOLDING SHALL BE EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN RECEIVED HAD NO SUCH DEDUCTION OR WITHHOLDING BEEN MADE.

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IN CASE ANY REFUND IS MADE TO THE BUYER BY THE BUILDER OR BY US UNDER THIS GUARANTEE, OUR LIABILITY HEREUNDER SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF SUCH REFUND.

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NOTWITHSTANDING THE PROVISIONS HEREINABOVE, IN THE EVENT THAT WITHIN THIRTY (30) DAYS FROM THE DATE OF YOUR CLAIM TO THE BUILDER REFERRED TO ABOVE, WE RECEIVE NOTIFICATION FROM YOU OR THE BUILDER ACCOMPANIED BY WRITTEN CONFIRMATION TO THE EFFECT THAT YOUR CLAIM TO CANCEL THE CONTRACT OR YOUR CLAIM FOR REFUNDMENT THEREUNDER HAS BEEN DISPUTED AND REFERRED TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THE CONTRACT, WE SHALL UNDER THIS GUARANTEE, REFUND TO YOU THE SUM ADJUDGED TO BE DUE TO YOU BY THE BUILDER PURSUANT TO THE AWARD MADE UNDER SUCH ARBITRATION, OR, IF APPLICABLE, PURSUANT TO A FINAL COURT JUDGMENT ISSUED IN RELATION THERETO, IMMEDIATELY UPON RECEIPT FROM YOU OF A DEMAND FOR THE SUMS SO ADJUDGED AND A COPY OF THE AWARD OR COURT JUDGMENT, AS THE CASE MAY BE.

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THE VALIDITY OF THIS GUARANTEE AND OUR LIABILITY UNDER OR IN CONNECTION THEREWITH SHALL NOT BE DISCHARGED, IMPAIRED, REDUCED OR IN ANY WAY AFFECTED BY ANY EXTENSION OF TIME OR OTHER AMENDMENT, VARIATION, MODIFICATION OR SUPPLEMENT WHATSOEVER OF OR TO THE CONTRACT NOR BY THE GIVING OF ANY TIME OR ANY CONCESSION GRANTED BY YOU TO THE BUILDER OR ANY INDULGENCE, WAIVER OR CONSENT ON YOUR PART IN RESPECT OF TIME OR ANY OTHER TERMS OF THE CONTRACT, NOR BY ANY DELAY OR FAILURE BY YOU IN ENFORCING YOUR RIGHTS UNDER OR IN CONNECTION WITH THE CONTRACT, NOR BY THE LIQUIDATION, INSOLVENCY, BANKRUPTCY, REORGANIZATION, AMALGAMATION, RECONSTRUCTION OR ANALOGOUS PROCEEDINGS OR OTHER FINANCIAL FAILURE OF THE BUILDER OR ANY OTHER PERSON, NOR BY THE ILLEGALITY, INVALIDITY OR UNENFORCEABILITY OR ANY DEFECT IN THE CONTRACT OR ANY PROVISIONS THEREOF, OR ANY REPUDIATION, TERMINATION OR RESCISSION THEREOF OR ANY OTHER MATTER OR CIRCUMSTANCE WHICH WOULD (BUT FOR THE PROVISIONS OF THIS PARAGRAPH) DISCHARGE, IMPAIR, AFFECT OR REDUCE OUR LIABILITY UNDER OR IN CONNECTION WITH THIS GUARANTEE.

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THIS GUARANTEE SHALL BECOME NULL AND VOID UPON RECEIPT BY THE BUYER OF THE SUM GUARANTEED HEREBY TOGETHER WITH INTEREST THEREON OR UPON ACCEPTANCE BY THE BUYER OF THE DELIVERY OF THE VESSEL IN ACCORDANCE WITH THE TERMS OF THE CONTRACT AND, IN EITHER CASE, THIS GUARANTEE SHALL BE RETURNED TO US.

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THIS GUARANTEE IS VALID AND EFFECTIVE FROM THE DATE OF THIS GUARANTEE UNTIL SUCH TIME AS THE VESSEL IS DELIVERED BY THE BUILDER TO THE BUYER IN ACCORDANCE WITH THE PROVISIONS OF THE CONTRACT. HOWEVER IN THE EVENT THAT A DISPUTE IN RESPECT OF A REFUND IS BEING RESOLVED BY ARBITRATION IN ACCORDANCE WITH ARTICLE XIII OF THE CONTRACT, THEN THIS GUARANTEE SHALL CONTINUE TO REMAIN IN FORCE UNTIL 30 BUSINESS DAYS AFTER SUCH ARBITRATION PROCEEDINGS ARE CONCLUDED AND A FINAL ARBITRATION AWARD HAS BEEN ISSUED.

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WE AGREE THAT YOU MAY ASSIGN WITHOUT OUR PRIOR WRITTEN CONSENT THE BENEFIT OF THIS GUARANTEE TO ANY LAWFUL ASSIGNEE OF THE BENEFIT OF THE CONTRACT.

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THIS GUARANTEE AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT SHALL BE GOVERNED BY, INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND. THE UNDERSIGNED HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF ENGLAND FOR THE SETTLEMENT OF ANY DISPUTES WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS GUARANTEE AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT. WE HEREBY IRREVOCABLY APPOINT KOOKMIN BANK INTERNATIONAL LIMITED. 6TH FLOOR, PRINCES COURT, 7 PRINCES STREET, LONDON EC2R 8AQ, UNITED KINGDOM TO ACT AS OUR AGENT TO RECEIVE AND ACCEPT ON OUR BEHALF ANY PROCESS OR OTHER DOCUMENT RELATING TO ANY PROCEEDINGS IN THE ENGLISH COURTS WHICH ARE CONNECTED WITH THIS GUARANTEE.

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VERY TRULY YOURS,

END OF MESSAGE